SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

November 26, 2007
Date of Report (Date of earliest event reported)

Schiff Nutrition International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-14608	87-0563574
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2002 South 5070 West Salt Lake City, Utah		84104-4726
(Address of principal executive offices)		(Zip Code)

(801) 975-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 26, 2007, the Board of Directors of Schiff Nutrition International, Inc. expanded the size of the Board from seven to eight members and appointed Glenn W. Schaeffer as a director of the Company to hold office until the Company’s annual meeting of shareholders in 2008 or until his successor is qualified and elected. Mr. Schaeffer was also appointed as a member of both the Compensation Committee and Audit Committee of the Board. Mr. Schaeffer’s appointment will be effective as of December 1, 2007.

Mr. Schaeffer is co-founder, president and chief executive officer at Fontainebleau Resorts, headquartered in Las Vegas, Nevada.  Mr. Schaeffer also served as president and chief financial officer of Mandalay Resort Group, a leading company in the gaming industry, until its sale to MGM-Mirage in April 2005. A copy of the November 30, 2007 press release regarding Mr. Shaeffer’s appointment to the Board is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Mr. Schaeffer will receive an $18,000 annual retainer paid to each of the Company’s non-management directors, and $2,000 per Board meeting attended, $1,500 per Audit Committee meeting attended, and $1,000 per Compensation Committee meeting attended. In addition, pursuant to the terms of the Company’s 2004 Incentive Award Plan, as amended (the “2004 Plan”), Mr. Schaeffer will receive an initial grant of restricted stock on December 1, 2007 with a fair market value of $40,000. The restricted stock vests in substantially equal annual installments over a period of approximately three years from the grant date, subject to continued service on the Board. Also pursuant to the terms of the 2004 Plan, Mr. Schaeffer will receive a three year service grant of restricted stock on December 1, 2007 with a fair market value of $60,000. The three year service restricted stock will cliff vest in one installment on the third anniversary of the grant date, subject to continued service on the Board.

The Company will also enter into an Indemnification Agreement with Mr. Schaeffer to be effective as of December 1, 2007. The Indemnification Agreement provides for indemnification of, and advancement of litigation and other expenses to, Mr. Schaeffer to the fullest extent permitted by law for claims relating to his service to the Company or its subsidiaries, subject to the terms and conditions contained in the form of Indemnification Agreement incorporated by reference hereto as Exhibit 10.1. The Indemnification Agreement is similar to the indemnification agreements entered into with certain directors and executive officers of the Company.

The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the full text of the form of Indemnification Agreement incorporated by reference hereto as
Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1.	Form of Indemnification Agreement (previously filed in the Company's Current Report on Form 8-K filed on August 10, 2005 and incorporated herein by reference).

99.1.	Press Release dated November 30, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SCHIFF NUTRITION INTERNATIONAL, INC.

By:	/s/ JOSEPH W. BATY
Name: Joseph W. Baty
Title: Executive Vice President and Chief Financial Officer
Date: November 30, 2007

INDEX TO EXHIBITS

Item Number	Exhibit
10.1	Form of Indemnification Agreement (previously filed in the Company's Current Report on Form 8-K filed on August 10, 2005 and incorporated herein by reference)
99.1	Press Release dated November 30, 2007